Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion by reference in this Registration Statement on Form S1 of our report dated June 2, 2026, relating to the consolidated financial statements of INVO Fertility, Inc. as of and for the year ended December 31, 2025, including an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

Irvine, California

July 24, 2026